Exhibit 99.1

          RADIATION THERAPY SERVICES TO ACQUIRE FIVE CENTERS IN NEVADA

  - COMPANY TO BECOME LARGEST OPERATOR OF RADIATION ONCOLOGY TREATMENT CENTERS
                                   IN NEVADA -

    FORT MYERS, Fla., April 6 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today that it has entered into a definitive purchase agreement to acquire five radiation treatment centers from Associated Radiation Oncologists, Inc. ("Associated") for $26 million, plus a three-year contingent earn-out. Radiation Therapy Services will provide all technical and certain administrative services to Associated. The acquisition will position Radiation Therapy Services as the largest operator of radiation oncology treatment centers in Nevada. The Company will use its existing credit line to finance the acquisition.

    Under the terms of the agreement, Radiation Therapy Services will acquire five centers located in Clark County that currently provide daily treatment services to over 140 of Associated's patients. Radiation Therapy Services plans to expand the availability of advanced radiation therapy treatment modalities in the service area. The centers will continue to operate under the Associated name but be wholly owned by Radiation Therapy Services. Closing of the transaction is expected within 30 days, contingent on normal and customary closing conditions.

    Dr. Daniel Dosoretz, President and Chief Executive Officer, commented, "The state of Nevada, and Clark County in particular, is one of the fastest- growing areas in the United States. The acquisition will expand our presence in Nevada where we currently operate four centers. We are pleased to have the opportunity to offer technologically advanced cancer treatments to Associated's large group of patients."

    About Radiation Therapy Services
    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 57 treatment centers are clustered into 19 regional networks in eleven states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com.

    This release may contain forward-looking statements about the Company's planned acquisitions, future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to risks associated with the completion and integration of the proposed acquired business; the future financial performance of the proposed acquired business; the future growth of the State of Nevada and Clark County Nevada; the ability to retain patients of Associated as well as those risk factors described in the Company's recent annual report on Form 10-K and the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

    Contacts:
     Dave Koeninger
     Chief Financial Officer
     Radiation Therapy Services, Inc.
     239-931-7282
     dkoeninger@rtsx.com

    Investors/Media:
     Nick Laudico/Jason Rando
     The Ruth Group
     646-536-7030/7025
     nlaudico@theruthgroup.com
     jrando@theruthgroup.com

SOURCE  Radiation Therapy Services, Inc.
    -0-                             04/06/2005
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., 239-931-7282, or dkoeninger@rtsx.com; or investors, Nick Laudico, 646-536-7030, or nlaudico@theruthgroup.com, Jason Rando,
646-536-7025, or of The Ruth Group, jrando@theruthgroup.com/
    /Web site:  http://www.rtsx.com
-